Exhibit 99.01

Palisade Bio Announces $2.5 Million Registered Direct Offering and Concurrent Private Placement Priced Above Market Under Nasdaq Rules

Carlsbad, CA – December 30, 2022 – Palisade Bio, Inc. (Nasdaq: PALI), a clinical stage biopharmaceutical company advancing therapies for acute and chronic gastrointestinal (GI) complications, is announcing today that it has entered into definitive agreements with institutional investors for the purchase of 1,052,631 shares of common stock (or certain pre-funded warrants in lieu thereof) in a registered direct offering and concurrent private placement, at a purchase price per common share of $2.375. Certain investors will receive unregistered pre-funded warrants in the private placement in lieu of common stock, subject to beneficial ownership limitations. The company has also agreed to issue to the investors, in the private placement, unregistered warrants to purchase up to 1,052,631 shares of common stock (the “Common Warrants”). These Common Warrants will have a term of five (5) years and an exercise price of $2.375 per share. Accordingly, the company entered into agreements to sell (i) an aggregate of 513,842 shares of registered common stock and pre-funded warrants to purchase common stock, (ii) pre-funded warrants that are not registered to purchase an aggregate of 538,789 shares of common stock, and (iii) 1,052,631 unregistered Common Warrants. The closing of the offering is expected to take place on or about January 4, 2022, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the registered direct and private placement offerings.

Palisade Bio intends to use the net proceeds from the financing for working capital and general corporate purposes.

The shares of common stock (and registered pre-funded warrants in lieu thereof) (but not the unregistered pre-funded warrants, nor the Common Warrants or the shares of common stock underlying such unregistered pre-funded warrants and Common Warrants) offered in the registered direct offering are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-263705), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on April 26, 2022. The offering of the shares of common stock (and registered pre-funded warrants in lieu thereof) in the registered direct transaction are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting Ladenburg Thalmann & Co. Inc. at Attn: Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 or by e-mail at prospectus@ladenburg.com.

The unregistered pre-funded warrants, the Common Warrants (and the shares of common stock underlying such unregistered pre-funded warrants and Common Warrants) are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated thereunder, and such securities have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Palisade Bio has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon the exercise of the unregistered pre-funded warrants and Common Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. The Company utilizes over three decades of research and established science that links the role of intestinal barrier biology and human disease to develop novel therapeutics that target and improve the integrity of the intestinal barrier.

The Company’s lead program, LB1148, is a broad-spectrum serine protease inhibitor that acts to neutralize digestive enzymes, potentially reducing intestinal damage. In clinical studies, LB1148 has demonstrated positive results in reducing the incidence and severity of post-surgical abdominal adhesions and potentially accelerating the time to return of postoperative bowel function. LB1148 is currently being evaluated in a Phase 2 study to evaluate reduction in intra-abdominal adhesions, return of gastrointestinal function, and prevention of post-operative ileus in subjects undergoing elective bowel resection (PROFILE).

The Company believes that addressing the disruption of the intestinal barrier can fundamentally change the way diseases are treated and establish new standards of patient care. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: progress of studies, including opening additional clinical trial sites, timing of results or data, progress and completion of patient enrollment, including timing thereof and the Company’s co-development partner’s expectation to complete enrollment; regulatory progress and strategy, including potential registration and commercialization of LB1148; the extent of the cash runway; the closing of this offering; and expected proceeds from financings. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; the Company’s ability to achieve additional financing to fund future operations and the Company’s ability to comply with the continued listing requirements for Nasdaq. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2022, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, including its Quarterly Reports on Form 10-Q.. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com